POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, John J.
Perkins, constitutes and appoints Wesley Fredenburg
of Velocity Express Corporation my true and lawful
attorney-in-fact with full powers of
substitution and re-substitution for me and in my
name, place and stead, to sign any reports on Form 3
(Initial Statement of Beneficial Ownership of
Securities), Form 4 (Statement of Changes in
Beneficial Ownership of Securities, and Form 5 (Annual
Statement of Changes in Beneficial Ownership) relating
to transactions by me in Common Stock or other
securities of Velocity Express Corporation, and all
amendments thereto, and to file the same, with the
Securities and Exchange Commission and the National
Association of Securities Dealers, Inc., granting unto
said attorneys-in-fact and agents, and each of them,
or their substitutes, full power and authority to do
and perform each and every act and thing requisite or
necessary to be done, as fully to all intents and
purposes as I might or could do in person, hereby
ratifying and confirming all that said attorneys-in-
fact and agents, and each of them, or their
substitutes, may lawfully do or cause to be done by
virtue hereof.  This Power of Attorney shall be
effective until such time as I deliver a written
revocation thereof to me above-named attorneys-in-fact
and agents.

Dated: August 20, 2004          /s/ John J. Perkins
     John J. Perkins
      Printed Name

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